Exhibit 99.1
Robust loan demand drives balance sheet growth
BBVA Compass Bancshares, Inc. reports first quarter 2014 earnings of $114 million

•	Total loans end the quarter at $52.8 billion, up 15 percent from prior year levels

•	Total deposits increase 9 percent to $57.1 billion, driven by a 19 percent increase in noninterest bearing deposits

•	Key credit quality indicators continue to strengthen; nonperforming asset ratio drops to 0.95 percent from 1.93 percent, net charge-off ratio falls to 0.24 percent

•	Stress tests results reflect strong capital position; regulatory capital ratios remain significantly above “well-capitalized” guidelines
HOUSTON, April 30, 2014 - BBVA Compass Bancshares, Inc., a Sunbelt-based bank holding company (BBVA Compass), reported today net income attributable to shareholder of $114 million for the first quarter of 2014. This represented a 4 percent increase from the $110 million earned in the first quarter of 2013 and a 66 percent increase from the $69 million earned in the fourth quarter of 2013. Return on average assets and return on average tangible equity for the first quarter of 2014 were 0.64 percent and 7.18 percent, respectively.
“The strong balance sheet growth BBVA Compass delivered in the first quarter reflects the strength of our franchise, our relentless focus on our customers and our ability to quickly adapt our products and services to meet their changing needs,” said Manolo Sánchez, chairman and CEO of BBVA Compass. “Momentum gained throughout 2013 continued as total loans increased 15 percent, fueled primarily by robust C&I demand. Deposit growth was also healthy, particularly noninterest bearing deposits which increased 19 percent.”
Sánchez noted that with the low-interest rate environment continuing to impact revenue growth throughout the financial industry, improving operational efficiencies and disciplined expense management are priorities. Accordingly, total noninterest expenses declined 5 percent year-over-year. Credit quality metrics experienced further improvement as the nonperforming asset ratio dropped to 0.95 percent and net charge-offs as a percentage of average loans fell to 0.24 percent.
The announcement in late March that the Federal Reserve didn't object to BBVA Compass Bancshares, Inc.'s capital plan, and the acquisition of Portland, Ore.-based digital banking service pioneer Simple were among the highlights of the quarter, Sánchez said.  “The recently completed stress tests are further confirmation of our strong capital position, our ability to generate retained earnings and our capacity to absorb significant stress,” he said. “At the same time, we also recognize the rapid technology-driven change that is transforming the financial services industry. Simple has created a customer experience unmatched in the digital banking world, and its acquisition is another example of our commitment to innovation and to providing our customers the ability to bank anytime, anywhere.”

Contact details:
Jena Moreno	Ed Bilek
Corporate Communications	Investor Relations
Tel. 713.831.5867	Tel. 205.297.3331
jena.moreno@bbvacompass.com	ed.bilek@bbvacompass.com

About BBVA Compass
BBVA Compass Bancshares, Inc. is a Sunbelt-based bank holding company whose lead subsidiary, BBVA Compass, operates 684 branches, including 352 in Texas, 89 in Alabama, 78 in Arizona, 62 in California, 45 in Florida, 38 in Colorado and 20 in New Mexico. BBVA Compass ranks among the top 25 largest U.S. commercial banks based on deposit market share and ranks among the largest banks in Alabama (2nd), Texas (4th) and Arizona (5th). BBVA Compass has been recognized as one of the leading small business lenders by the Small Business Administration and was recently awarded the 2013 Celent Model Bank Award for its new core banking platform. Additional information about BBVA Compass can be found under the Investor Relations tab at www.bbvacompass.com.

About BBVA Group

Europe
Belgium / France / Germany / Italy / Portugal / Russia / Spain / Switzerland / Turkey / U.K.
North America
Mexico / USA
Asia - Pacific
Australia / China / Hong Kong / India / Japan / Singapore / South Korea / Taiwan / UAE
South America
Argentina / Bolivia / Brazil / Chile / Colombia / Paraguay / Peru / Uruguay / Venezuela

599	50	30	7,441	20,864	109,079
billion assets	million customers	countries	branches	ATMs	employees

BBVA Compass Bancshares, Inc. is a wholly owned subsidiary of BBVA (NYSE: BBVA) (MAD: BBVA). BBVA is a customer-centric global financial services group founded in 1857. The Group has a solid position in Spain, is the largest financial institution in Mexico and has leading franchises in South America and the Sunbelt region of the United States. Its diversified business is geared toward high-growth markets and relies on technology as a key sustainable competitive advantage. Corporate responsibility is at the core of its business model. BBVA fosters financial education and inclusion, and supports scientific research and culture. It operates with the highest integrity, a long-term vision and applies the best practices. The Group is present in the main sustainability indexes. More information about the BBVA Group can be found at www.bbva.com.

Forward-Looking Statements
Certain statements in this press release may contain forward-looking statements about the Company and its industry that involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding our future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. These forward-looking statements reflect the Company’s views regarding future events and financial performance. Such statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, that could cause actual results to differ materially from anticipated results. If the Company’s assumptions and estimates are incorrect, or if the Company becomes subject to significant limitations as the result of litigation or regulatory action, then the Company’s actual results could vary materially from those expressed or implied in these forward-looking statements. The forward-looking statements are and will be based on the Company’s then current views and assumptions regarding future events and speak only as of their dates made. The Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by securities law. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 28, 2014.

BBVA COMPASS BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months
	Ended March 31
	2014	2013	% Change
EARNINGS SUMMARY
Net interest income	$495,299	$522,946	(5)%
Noninterest income [a]	203,352	191,529	6
Total revenue [a]	698,651	714,475	(2)
Investment securities gain, net	16,434	14,955	10
Loss on prepayment of FHLB advances	(458)	(1,107)	(59)
Provision for loan losses	37,266	19,615	90
Noninterest expense	518,867	545,665	(5)
Pretax income	158,494	163,043	(3)
Income tax expense	43,567	52,507	(17)
Net income	114,927	110,536	4
Net income attributable to noncontrolling interests	453	393	15
Net income attributable to shareholder	$114,474	$110,143	4

SELECTED RATIOS
Return on average assets	0.64%	0.64%
Return on average tangible equity [b]	7.18	7.47
Average common equity to average assets	15.83	15.96
Average loans to average total deposits	94.08	87.7
Tier I capital ratio	11.52	11.86
Total capital ratio	13.63	14.44
Leverage ratio	9.88	9.48
[a] Excludes net gain on sales of investment securities and loss on prepayment of FHLB advances.
[b] Excludes amortization of intangibles, net of tax, and intangible assets.

BBVA COMPASS BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Average for Three Months			Ending Balance
	Ended March 31			March 31
	2014	2013	% Change	2014	2013	% Change
BALANCE SHEET HIGHLIGHTS
Total loans	$51,943,121	$45,656,547	14%	$52,795,787	$45,786,302	15%
Total investment securities	10,196,527	10,206,331	—	10,027,118	10,392,900	(4)
Earning assets	62,245,698	55,994,068	11	62,930,076	56,304,430	12
Total assets	73,359,144	69,855,226	5	74,957,227	69,745,346	7
Noninterest bearing demand deposits	15,652,987	13,753,943	14	16,322,699	13,688,429	19
Interest bearing transaction accounts	27,073,002	25,890,620	5	27,987,795	26,317,652	6
Total transaction accounts	42,725,989	39,644,563	8	44,310,494	40,006,081	11
Total deposits	55,209,690	52,057,560	6	57,085,210	52,378,931	9
Shareholders' equity	11,615,847	11,148,896	4	11,729,834	11,181,732	5
[a] Excludes net loss on sales of investment securities and gain on prepayment of FHLB advances.
[b] Excludes amortization of intangibles, net of tax, and intangible assets.

BBVA COMPASS BANCSHARES, INC. (Unaudited) (Dollars in thousands)

		2013
	March 31	December 31	September 30	June 30	March 31
NONPERFORMING ASSETS
Nonaccrual loans	$388,597	$441,718	$543,902	$589,468	$683,684
Loans 90 days or more past due [a]	83,490	82,814	98,035	121,215	127,507
TDRs 90 days or more past due	204	1,317	739	363	139
Total nonperforming loans [b]	472,291	525,849	642,676	711,046	811,330
Other real estate owned, net (OREO)	25,817	23,228	41,493	52,798	69,543
Other repossessed assets	3,313	3,360	$3,896	$3,224	$4,511
Total nonperforming assets	$501,421	$552,437	$688,065	$767,068	$885,384

TDRs accruing and past due less than 90 days	$202,075	$208,391	$225,961	$243,009	$246,712

Covered loans [c]	701,158	734,190	832,884	915,755	1,142,321
Covered nonperforming loans [c]	63,664	62,038	76,301	99,480	102,876
Covered nonperforming assets [c]	3,836	4,113	13,319	19,422	23,602

Total nonperforming loans as a % of loans	0.89%	1.03%	1.30%	1.49%	1.77%
Total nonperforming loans as a % of loans, excluding covered loans	0.78	0.93	1.16	1.31	1.59
Total nonperforming assets as a % of loans and OREO	0.95	1.09	1.39	1.61	1.93
Total nonperforming assets as a % of loans and OREO, excluding covered assets	0.83	0.97	1.23	1.39	1.70
[a] Excludes loans classified as trouble debt restructuring (TDRs).
[b] Includes loans held for sale.
[c] Covered assets includes loans and OREO acquired from the FDIC subject to loss sharing agreements.

	Three Months Ended
	2014	2013
	March 31	December 31	September 30	June 30	March 31
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$700,719	$717,937	$723,511	$786,018	$802,853
Net charge-offs (NCO)	30,320	43,378	43,108	86,744	36,450
Provision for loan losses	37,266	26,160	37,534	24,237	19,615
Balance at end of period	$707,665	$700,719	$717,937	$723,511	$786,018

Allowance for loan losses as a % of total loans	1.34%	1.38%	1.45%	1.52%	1.72%
Allowance for loan losses as a % of nonperforming loans [a]	149.84	133.25	111.71	101.75	96.88
Allowance for loan losses as a % of nonperforming assets [a]	141.13	126.84	104.34	94.32	88.78

Annualized as a % of average loans:
NCO - QTD	0.24	0.34	0.35	0.74	0.32
NCO - YTD	0.24	0.44	0.47	0.54	0.32
[a] Includes loans held for sale that are on nonacrrual status.

BBVA COMPASS BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months Ended March 31
	2014			2013
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
YIELD/RATE ANALYSIS
(Taxable Equivalent Basis)
Assets
Earning assets:
Loans	$51,943,121	$520,592	4.06%	$45,656,547	$548,023	4.87%
Investment securities held to maturity	1,505,398	10,373	2.79	1,491,477	10,853	2.95
Investment securities available for sale [a]	8,652,584	50,994	2.39	8,521,274	49,148	2.34
Other earning assets	106,050	566	2.16	131,190	780	2.41
Total earning assets [a]	62,207,153	582,525	3.80	55,800,488	608,804	4.42
Allowance for loan losses	(702,748)			(800,282)
Unrealized gain (loss) on securities available for sale	38,545			193,580
Other assets	11,816,194			14,661,440
Total assets	$73,359,144			$69,855,226

Liabilities and Shareholders' Equity
Interest bearing liabilities:
Interest bearing demand deposits	$7,491,112	2,997	0.16	$6,832,762	2,834	0.17
Savings and money market accounts	19,581,890	15,666	0.32	19,057,858	21,342	0.45
Certificates and other time deposits	12,360,560	34,491	1.13	12,283,729	32,155	1.06
Foreign office deposits	123,141	62	0.20	129,268	80	0.25
Total interest bearing deposits	39,556,703	53,216	0.55	38,303,617	56,411	0.60
FHLB and other borrowings	4,289,004	16,364	1.55	4,221,034	15,792	1.52
Federal funds purchased and securities sold under agreement to repurchase	941,171	500	0.22	1,109,300	580	0.21
Other short-term borrowings	12,553	26	0.84	10,881	72	2.68
Total interest bearing liabilities	44,799,431	70,106	0.63	43,644,832	72,855	0.68
Noninterest bearing deposits	15,652,987			13,753,943
Other noninterest bearing liabilities	1,290,879			1,307,555
Total liabilities	61,743,297			58,706,330
Shareholders' equity	11,615,847			11,148,896
	$73,359,144			$69,855,226

Net interest income/ net interest spread		512,419	3.17%		535,949	3.74%
Net yield on earning assets			3.34%			3.90%

Total taxable equivalent adjustment		17,120			13,003

Net interest income		$495,299			$522,946
[a] Excludes adjustment for market valuation.

BBVA COMPASS BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months			Three Months Ended
	Ended March 31			2014	2013
	2014	2013	% Change	March 31	December 31	September 30	June 30	March 31
NONINTEREST INCOME
Service charges on deposit accounts	$53,391	$55,488	(4)%	$53,391	$56,812	$54,229	$54,884	$55,488
Card and merchant processing fees	24,304	24,624	(1)	24,304	25,320	26,132	26,113	24,624
Retail investment sales	26,564	24,379	9	26,564	25,552	22,034	25,311	24,379
Asset management fees	10,758	10,069	7	10,758	9,796	10,438	10,636	10,069
Corporate and correspondent investment sales	8,656	9,396	(8)	8,656	8,720	8,011	9,547	9,396
Mortgage banking income	4,276	11,470	(63)	4,276	3,178	7,610	13,141	11,470
Bank owned life insurance	3,967	4,405	(10)	3,967	4,846	4,222	4,274	4,405
Other income	71,436	51,698	38	71,436	56,850	78,309	64,150	51,698
	203,352	191,529	6	203,352	191,074	210,985	208,056	191,529
Investment securities gain, net	16,434	14,955	10	16,434	(1,659)	—	18,075	14,955
Gain (loss) on prepayment of FHLB and other borrowings	(458)	(1,107)	(59)	(458)	—	—	22,882	(1,107)
Total noninterest income	$219,328	$205,377	7	$219,328	$189,415	$210,985	$249,013	$205,377

NONINTEREST EXPENSE
Salaries, benefits, and commissions	$262,569	$251,323	4	$262,569	$261,643	$244,373	$247,905	$251,323
FDIC indemnification expense	31,618	86,307	(63)	31,618	55,453	55,064	70,335	86,307
Equipment	53,738	47,615	13	53,738	59,070	50,483	50,891	47,615
Professional services	46,399	39,274	18	46,399	58,204	44,195	49,729	39,274
Net occupancy	38,957	37,894	3	38,957	40,115	39,257	40,471	37,894
Marketing	8,524	9,068	(6)	8,524	9,212	9,146	9,926	9,068
Communications	6,347	6,811	(7)	6,347	7,392	7,080	4,682	6,811
Amortization of intangibles	12,534	16,040	(22)	12,534	14,305	14,884	15,462	16,040
Other expense	58,181	51,333	13	58,181	71,277	57,657	65,299	51,333
Total noninterest expense	$518,867	$545,665	(5)	$518,867	$576,671	$522,139	$554,700	$545,665